UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 18, 2009
(Date of earliest event reported)

MERIX CORPORATION
(Exact name of registrant as specified in its charter)

OR	1-33752	931135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15725 SW GREYSTONE COURT, SUITE 200 BEAVERTON, OREGON	97006
(Address of principal executive offices)	(Zip Code)

503-716-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 18, 2009, Merix Corporation (“Merix”) entered into an amendment to its loan and security agreement (the “First Amendment”) for a $55 million credit facility with Bank of America, N.A., as administrative agent and lender. The First Amendment expands the accounts receivable assets eligible to be included in the borrowing base calculated with respect to the value of accounts receivable, equipment, real property, increasing the total borrowing base by approximately $7 million to $8 million as of May 22, 2009. The First Amendment also increases the interest rate applied to outstanding borrowings by a range of 0.5% to 1.5%, depending on the amount of Average Excess Availability, as defined in the loan and security agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Loan and Security Agreement, dated May 18, 2009, by and between Merix Corporation and Bank of America, N.A.,as administrative agent and lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2009	MERIX CORPORATION

	By:	/s/ Kelly E. Lang
Kelly E. Lang
Executive Vice President, Finance and Chief Financial Officer